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                                                  Exhibit 23.1




                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CIMA LABS INC. Non-Employee Directors' Fee Option Grant Program of our report dated February 5, 1997, with respect to the financial statements and schedule of CIMA LABS INC. included in the Annual Report for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 23, 1997